Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Capital Crossing Preferred Corporation (the “Company”) for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Lana Franks, President of the Company and Thomas O’Sullivan, Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2009	By: /s/ Lana Franks Lana Franks President (Principal Executive Officer)

Date: April 15, 2009	By: /s/ Thomas O’Sullivan Thomas O’Sullivan Chief Financial Officer (Principal Financial Officer)